UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2013

INVENTTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Angel Falls Street, Las Vegas, Nevada	89142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 694-4885

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 16, 2013, Inventtech, Inc., a Nevada corporation (“Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Flex Merger Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Flex Power Generation, Inc., a Delaware corporation (the “Company”) pursuant to which the Merger Sub would merge with and into the Company, with the Company as the surviving entity (the “Merger”). Parent is a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

The Company was founded in 2008 as a technology company dedicated to developing ultra-low BTU gas power generation solutions. The Company currently designs and manufactures systems for producing continuous energy from a broad range of sources, including previously unusable ultra-low quality gas, including the Flex Oxidizer®, Flex Power’s oxidation technology, which enables the conversion of these gases into useful heat and power with the lowest known associated emissions, and also the Flex Powerstation™ FP250 targeted to transform methane gas, especially “ultra-low BTU gas” from landfills, coal mines, oil fields and other low quality methane sources into continuous clean electricity. The Company serves several markets globally, including oil fields, biogas, coal mines, natural gas, emissions control, and utility power generation.

Immediately prior to the closing of the Merger, each share of Merger Sub common stock will be converted into one share of common stock of the surviving entity, and each share of the Company’s common stock, including shares of Company common stock issued upon conversion of Company preferred stock (excluding any shares of Company common stock (i) held by the Company, (ii) held by Parent, Merger Sub or any other subsidiaries thereof, and (iii) dissenting shares) will be converted into the right to receive one share of Parent common stock (the “Merger Consideration”). It is the parties’ intent that the shares of Parent common stock constituting the Merger Consideration will represent 65% of the total issued and outstanding shares of Parent common stock after the closing of the Merger.

The Merger Agreement has been approved by the boards of directors of each of the parties to the Merger Agreement. Subject to any requisite approvals, and other customary closing conditions, the Merger is expected to be completed no later than three (3) business days after the closing conditions set forth in the Merger Agreement have either been satisfied or waived by the appropriate party. As a condition to closing the Merger, the Company will have received no less than $4,000,000 and no more than $5,500,000 in aggregate proceeds from a private offering of shares of Company common stock at $0.75 per share.

The Merger Agreement includes customary representations, warranties and covenants of Parent, Merger Sub and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about Parent, Merger Sub or the Company. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among Parent, Merger Sub and the Company, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Parent that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Parent files with the SEC.

The Merger Agreement also includes certain termination provisions for both Parent and the Company. Among the termination rights, both Parent and the Company have the right to terminate the Merger Agreement if the closing date of the Merger has not occurred on or before July 1, 2013.

Change in Management and Board of Directors

As a condition to the closing of the Merger, Mr. Bryson Ishii will resign as the Parent’s sole director and as President, Secretary and Treasurer. Effective as of the closing date, it is currently anticipated that Mr. Mike Hammons, Mr. Chris Brown, Mr. Wesley Kimmel and Mr. Boris Maslov will be appointed to Parent’s board of directors. It is further anticipated that Mr. Maslov will also be appointed as Parent’s President, Treasurer and Chief Executive Officer and Mr. Mike Levin appointed as Vice President and Secretary. These appointments may be subject to change on or prior to the closing of the Merger.

The foregoing description of the terms and conditions of the Merger Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Effective April 16, 2013, the Company received the resignation of Mr. Mohamad Adbel Hadi as a member of the Company’s Board of Directors and as the Company’s President. Also, effective April 16, 2013, the Company received the resignation of Ms. Eiman Saleh as a member of the Company’s Board of Directors and as the Company’s Treasurer.

Appointment of Director and Officer

Effective April 16, 2013, the Company’s Board of Directors appointed Mr. Bryson Ishii as a member of the Board of Directors and as President, Secretary and Treasurer of the Company to fill the vacancies resulting from Mr. Hadi’s and Ms. Saleh’s resignations noted above. There is no arrangement or understanding pursuant to which Mr. Ishii was appointed as President, Secretary, Treasurer and a member of the Board of Directors. Mr. Ishii has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Ishii is the Company’s sole officer and director.

Professional History of Mr. Bryson Ishii

Mr. Ishii is currently the Vice President – Operations of Rigo International, Inc., a position he has held since January 2010. At Rigo, Mr. Ishii manages in excess of 30 employees in multiple departments helping to service and grow nationwide apparel accounts. He also works with Rigo’s senior management team to make key financial decisions and outline goals and strategies for Rigo. Prior to his work with Rigo, from August 2011 to December 2011, Mr. Ishii was an Alumni Advisor and Guest Lecturer in the Entrepreneurship Department of the Loyola Marymount University Hilton School of Business. From May 2009 to December 2010, Mr. Ishii was a business consultant with Avatory dba Steve Boyer Design. From December 2008 to December 2009, Mr. Ishii was a tax associate with Castillo & West Accountancy Corporation. Further, from May 2008 to December 2009, Mr. Ishii was an information technology specialist at Loyola Marymount University – Information Technology Services. Mr. Ishii graduated from the College of Business Administration at the Loyola Marymount University in Los Angeles, California in 2009 with degrees in Business Administration and Accounting.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
	Number	Description
	2.1	Agreement and Plan of Merger, dated April 16, 2013, by and among Parent, Merger Sub and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventtech Inc.,
a Nevada Corporation

Dated: April 17, 2013	By:	/s/ Bryson Ishii
Bryson Ishii President